Contact:  Jerome J. Gassen
         President and Chief Executive Officer
                 (765) 529-2230

AMERIANA BANCORP BOARD RAISES
QUARTERLY CASH DIVIDEND 100% TO $0.04 PER SHARE

    NEW CASTLE, Ind. (March 30, 2015) – Jerome J. Gassen, President and Chief Executive Officer of Ameriana Bancorp (NASDAQ: ASBI), today announced that the Company's Board of Directors has doubled Ameriana's quarterly cash dividend to $0.04 per share. The quarterly dividend is payable on May 1, 2015, to shareholders of record as of April 10, 2015.

   Commenting on the news, Jerome J. Gassen, President and Chief Executive Officer said, "The increase in our dividend reflects the Company's improved financial performance and our commitment to build shareholder value and allow investors to participate more directly in our growth."

   Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana Bank owns Ameriana Insurance Agency, a full-service insurance agency, and Ameriana Financial Services, which offers securities and insurance products through LPL Financial (Member FINRA/SIPC).

-END-